                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                       OF
           SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF
                             THE CHERRY CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED NOVEMBER 17, 1998

    This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

    (a) certificates for shares of Class A Common Stock, $1.00 par value per share (the "Class A Shares"), and/or Class B Common Stock, $1.00 par value per share (the "Class B Shares" and with the "Class A Shares," collectively, the "Shares"), of The Cherry Corporation (the "Company") are not immediately available; or

    (b) the procedure for book-entry transfer (set forth in Section 3 of the Company's Offer to Purchase dated November 17, 1998 (the "Offer to Purchase")) cannot be completed on a timely basis; or

    (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

    This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY OF THE OFFER IS:

                         HARRIS TRUST AND SAVINGS BANK

BY REGISTERED OR CERTIFIED MAIL:   BY FACSIMILE TRANSMISSION:       BY HAND OR OVERNIGHT
                                                                         DELIVERY:
 Harris Trust and Savings Bank        (212) 701-7636 (212)        Harris Trust and Savings
  c/o Harris Trust Company of               701-7637                        Bank
            New York              CONFIRM RECEIPT OF FACSIMILE  c/o Harris Trust Company of
         P.O. Box 1010                   BY TELEPHONE:                    New York
      Wall Street Station                (212) 701-7624              Wall Street Plaza
 New York, New York 10268-1010       FOR INFORMATION CALL:      88 Pine Street, 19(th) Floor
                                         (800) 245-7630           New York, New York 10005

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to The Cherry Corporation, a Delaware corporation, at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, the number of Class A Shares, $1.00 par value per share (the "Class A Shares"), and Class B Shares, $1.00 par value per share (the "Class B Shares" and with the Class A Shares, collectively, the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

  / / CHECK HERE AND COMPLETE THE FOLLOWING IF THE SHAREHOLDER IS TENDERING ALL OF HIS OR HER SHARES AND IF THE TENDER OF SHARES IS CONDITIONAL ON THE COMPANY PURCHASING ALL OR A MINIMUM NUMBER OF THE TENDERED SHARES:

       MINIMUM NUMBER OF SHARES TO BE SOLD:                         SHARES

                                    ODD LOTS

  To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of less than 100 Class A Shares and/or less than 100 Class B Shares. The undersigned either (check one box):

  / / is the beneficial or record owner of an aggregate of less than 100 Class A Shares, all of which Shares are being tendered; or

  / / is the beneficial or record owner of an aggregate of less than 100 Class B Shares, all of which Shares are being tendered; or

  / / is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Class A Shares and/or less than 100 Class B Shares and is tendering all of such Shares of that class (or classes).

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

IMPORTANT: SHAREHOLDERS MUST COMPLETE THE PRICE SELECTION INFORMATION FOR EACH CLASS OF SHARES TENDERED. SHAREHOLDERS TENDERING BOTH CLASSES OF SHARES MUST COMPLETE EACH OF THE FOLLOWING TWO BOXES.

PRICE SELECTION FOR CLASS A SHARES:

                      PRICE (IN DOLLARS) PER CLASS A SHARE
                   AT WHICH CLASS A SHARES ARE BEING TENDERED
                              (SEE INSTRUCTION 5)

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS A SHARES

  (Shareholders who desire to tender Class A Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class A Shares are tendered.)

  CLASS A SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

  / / The undersigned wants to maximize the chance of having The Cherry Corporation purchase all Class A Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Class A Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Class A Share as low as $13.25 or as high as $15.50.

                                       OR

  CLASS A SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Class A Shares at the price checked. THIS ACTION COULD RESULT IN NONE OF THE SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR THE CLASS A SHARES IS LESS THAN THE PRICE CHECKED. A shareholder who desires to tender Class A Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class A Shares are tendered. The same Class A Shares cannot be tendered at more than one price.

  PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING
  TENDERED:

       / / $13.25    / / $13.50    / / $13.75    / / $14.00    / / $14.25
       / / $14.50    / / $14.75    / / $15.00    / / $15.25    / / $15.50

PRICE SELECTION FOR CLASS B SHARES:

                      PRICE (IN DOLLARS) PER CLASS B SHARE
                   AT WHICH CLASS B SHARES ARE BEING TENDERED
                              (SEE INSTRUCTION 5)

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS B SHARES

    (Shareholders who desire to tender Class B Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class
                            B Shares are tendered.)

  CLASS B SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

  / / The undersigned wants to maximize the chance of having The Cherry Corporation purchase all Class B Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Class B Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Class B Share as low as $13.25 or as high as $15.50.

                                       OR

  CLASS B SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Class B Shares at the price checked. THIS ACTION COULD RESULT IN NONE OF THE CLASS B SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR THE CLASS B SHARES IS LESS THAN THE PRICE CHECKED. A shareholder who desires to tender Class B Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class B Shares are tendered. The same Class B Shares cannot be tendered at more than one price.

  PRICE (IN DOLLARS) PER CLASS B SHARE AT WHICH CLASS B SHARES ARE BEING
  TENDERED:

       / / $13.25    / / $13.50    / / $13.75    / / $14.00    / / $14.25
       / / $14.50    / / $14.75    / / $15.00    / / $15.25    / / $15.50

                    (Please type or print)
                    Certificate Nos. (if available):
                    ________________________________________
                    ________________________________________
                                    Name(s)
                     ______________________________________
                                  Address(es)
                     ______________________________________
                     ______________________________________
                      Area Code(s) and Telephone Number(s)

                                   SIGN HERE
                    ________________________________________
                                  Signature(s)
                     ______________________________________
                     Dated:

                    If Shares will be tendered by book-entry transfer, fill in the applicable account number, below:

                    The Depository Trust Company
                    DTC Account Number:_____________________
                    Transaction Code Number:________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a financial institution that is a member in good standing of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) the delivery to the Depositary, at one of its addresses set forth above, of certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase) or through ATOP (as defined in the Offer to Purchase), and any other required documents, all within three Nasdaq National Market trading days after the date of receipt by the Depositary.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
       Authorized Signature:_____________________________________________
       Name:_____________________________________________________________

                                 (Please Print)
       Title:____________________________________________________________
       Name of Firm:_____________________________________________________
       Address:__________________________________________________________
       __________________________________________________________________
       __________________________________________________________________

                              (Including Zip Code)
       Area Code and Telephone Number:___________________________________
       Date:_______________________________________________________, 1997

NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.